Exhibit 10.3

INDEPENDENT CONTRACTOR AGREEMENT – CASH COMPENATION

This Agreement is entered into as of the 1st day of January 2013, between STW Resources Holding Corp. (“the Company”) and D. Grant Seabolt, Jr., d/b/a Seabolt Law Group (“the Contractor”).

1.
Independent Contractor.  Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement.

2.
Duties and Compensation.  The Contractor’s duties will be serving as Company Secretary and Outside General Counsel of the Company, which may be amended in writing from time to time by the Contractor and agreed to by the Company, and which, collectively, are hereby incorporated by reference.  Contractor’s cash compensation shall be six thousand two hundred and fifty dollars ($6,250.00) per month.  During the term of this Agreement, Contractor’s compensation may be revised by the Company’s Board of Directors, with Audit Committee input, based on changed circumstances.

3.
Expenses.  During the term of this Agreement, the Contractor shall bill and the Company shall reimburse the Contractor for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder. Notwithstanding the foregoing, expenses for the time spend by Consultant in traveling to and from Company facilities shall not be reimbursable.

4.
Confidentiality. The Contractor acknowledges that during the engagement he will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures.  The Contractor agrees that he will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company.  All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Contractor or otherwise coming into his possession, shall remain the exclusive property of the Company.  The Contractor shall not retain any copies of the foregoing without the Company’s prior written permission.  Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in his possession or under his control.

5.
Conflicts of Interest; Non-hire Provision.  The Contractor represents that he is free to enter into this Agreement and that this engagement does not violate the terms of any agreement between the Contractor and any third party.  Further, the Contractor, in rendering his duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which he does not have a proprietary interest.  During the term of this agreement, the Contractor shall devote as much of his productive time, energy and abilities to the performance of his duties hereunder as is necessary to perform the required duties in a timely and productive manner.  The Contractor is expressly free to perform services for other parties while performing services for the Company.

6.	Merger. This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

7.	Term and Termination. This engagement shall commence as of 01/01/2013 and terminate 06/30/2013. The Company may terminate this Agreement at any time by 60 days’ written notice to the Contractor.

8.
Independent Contractor.  This Agreement shall not render the Contractor an employee, partner, agent of, or joint venturer with the Company for any purpose.  The Contractor is and will remain an independent contractor in his relationship to the Company.  The Company shall not be responsible for withholding taxes with respect to the Contractor’s compensation hereunder.  The Contractor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

9.	Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

10.	Choice of Law. The laws of the state of Texas shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

11.
Arbitration. The parties to this Agreement may engage in mediation or arbitration conducted by and pursuant to the Commercial Arbitration Rules of the American Arbitration Association and conducted in Dallas County, Texas to resolve any dispute that arises with regard to its terms or enforcement, but they are not obliged to do so. Any dispute with regard to the terms of this Agreement or with regard to enforcement of this Agreement which is not resolved by mediation or arbitration shall be resolved in the state district courts of Dallas County, Texas and pursuant to the laws of the State of Texas. With regard to any such dispute or enforcement of this Agreement, the prevailing party in any arbitration or action filed in court shall be entitled to an award of reasonable attorney fees and costs.

12.	Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

13.	Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

14.	Assignment. The Contractor shall not assign any of his rights under this Agreement, or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

15.
Notices.  Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested.  If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service.  If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the Contractor:                             5307 E. Mockingbird Lane, 5th FL
Dallas, TX 75206

If to the Company:                               STW Resources, Holding Corp.
619 West Texas Avenue
Suite 126
Midland, Texas  79701

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

16.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

17.
Entire Understanding.  This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

18.
Unenforceability of Provisions.  If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.  The parties hereto agree that facsimile signatures shall be as effective as if originals.

STW Resources Holding Corp.                                                                           Seabolt Law Group

By:  /s/ Stanley T. Weiner                                                                           By:  /s/ D. Grant Seabolt, Jr.
Stanley T. Weiner
Its: CEO and President                                                                                 D. Grant Seabolt, Jr.

Date Signed: 03/07/2013                                                                              Date Signed: 03/07/2013